UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2017 (January 19, 2017)

Broadcom Limited

Broadcom Cayman L.P.

(Exact name of registrants as specified in its charter)

Singapore Cayman Islands	001-37690 333-205938-01	98-1254807 98-1254815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Broadcom Limited 1 Yishun Avenue 7 Singapore 768923 Broadcom Cayman L.P. c/o Broadcom Limited 1 Yishun Avenue 7 Singapore 768923	N/A
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 19, 2017, two subsidiaries of Broadcom Limited (the “Company”), Broadcom Corporation and Broadcom Cayman Finance Limited (together, the “Co-Issuers”), completed their issuance and sale of $13.55 billion in aggregate principal amount of senior unsecured notes comprised of one series of $2.75 billion aggregate principal amount of 2.375% senior notes due 2020 (the “2020 Notes”), one series of $3.5 billion aggregate principal amount of 3.000% senior notes due 2022 (the “2022 Notes”), one series of 2.5 billion aggregate principal amount of 3.625% senior notes due 2024 (the “2024 Notes”) and one series of $4.8 billion aggregate principal amount of 3.875% senior notes due 2027 (the “2027 Notes” and, together with the 2020 Notes, the 2022 Notes and the 2024 Notes, the “Notes”). Each series of Notes will initially be fully and unconditionally guaranteed, jointly and severally, on an unsecured, unsubordinated basis by the Company, Broadcom Cayman L.P., a majority owned subsidiary of the Company, and BC Luxembourg S.à r.l., an indirect subsidiary of the Company (collectively, the “Guarantors”). The Co-Issuers used the net proceeds from the sale of the Notes, plus cash on hand, to repay all of the outstanding term loans under the Credit Agreement (as defined below) and to pay related fees and expenses.

Indenture

The Notes were issued pursuant to an Indenture, dated January 19, 2017, among the Company, the Guarantors and Wilmington Trust, National Association, as trustee (the “Indenture”). Each series of Notes pays interest semi-annually in arrears on January 15 and July 15 of each year. The Notes were offered in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act.

Optional Redemption Provisions and Change of Control Purchase Right

The Co-Issuers may, at their option, redeem or purchase, in whole or in part, the 2020 Notes, the 2022 Notes, the 2024 Notes, and the 2027 Notes at any time prior to January 15, 2020 (their maturity date), December 15, 2021 (one month prior to their maturity), November 15, 2023 (two months prior to their maturity), and October 15, 2026 (three months prior to their maturity), respectively, at a price equal to 100% of the principal amount of the applicable Notes redeemed, plus a corresponding “make-whole” premium as set forth in the Indenture, plus accrued and unpaid interest thereon to, but excluding, the redemption date. In addition, the Co-Issuers may, at their option, redeem or purchase, in whole or in part, the 2022 Notes, the 2024 notes and the 2027 Notes on or after December 15, 2021, November 15, 2023 and October 15, 2026, respectively, at a redemption price equal to 100% of the principal amount of the applicable Notes redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

In the event that certain changes in the tax law of any relevant jurisdiction would impose withholding taxes on payments on the Notes, the Co-Issuers may redeem a series of Notes in whole, but not in part, at any time, at a redemption price of 100% of the principal amount, plus accrued and unpaid interest thereon, if any, and Additional Amounts (as defined in the Indenture), if any, to the redemption date.

The holders of the Notes will also have the right to require the Co-Issuers to purchase their Notes upon the occurrence of a Change of Control Triggering Event, as defined in the Indenture, at an offer price equal to 101% of the aggregate principal amount of the Notes purchased plus accrued and unpaid interest thereon to, but excluding, the date of purchase.

Ranking

Under the terms of the Indenture, the Notes and the guarantees are the Co-Issuers’ and the Guarantors’ respective senior unsecured obligations and (i) rank equal in right of payment with all of the Co-Issuers’ and the Guarantors’ respective existing and future senior unsecured unsubordinated indebtedness, including borrowings under the Credit Agreement (as defined below) and Broadcom Corporation’s obligations under the $139 million aggregate principal amount of 2.700% Senior Notes due 2018, 2.500% Senior Notes due 2022, 3.500% Senior Notes due 2024 and 4.500% Senior Notes due 2034 that remain outstanding, (ii) rank senior in right of payment to the Co-Issuers’ and the Guarantors’ respective existing and future subordinated indebtedness, (iii) are effectively subordinated in right of payment to the Co-Issuers’ and the Guarantors’ respective existing and future secured obligations, to the extent of the assets securing such obligations and (iv) structurally subordinated in right of payment to any existing and future indebtedness or other liabilities, including trade payables, of the Co-Issuers’ and the Guarantors’ respective subsidiaries (except Broadcom Cayman L.P., Broadcom Cayman Finance Limited, BC Luxembourg S.à r.l. and Broadcom Corporation).

Restrictive Covenants

The Indenture contains covenants that, subject to certain qualifications and exceptions, limit the ability of the Co-Issuers, the Guarantors and their subsidiaries to, among other things, (i) incur certain secured debt; (ii) enter into certain sale and lease-back transactions and (iii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets.

Events of Default

Upon the occurrence of an event of default under the Indenture with respect to the Notes, which includes payment defaults, defaults in the performance of certain covenants and bankruptcy and insolvency related defaults, the Co-Issuers’ obligations under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture. A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Registration Rights Agreement

On January 19, 2017, the Co-Issuers, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several initial purchasers of the Notes, entered into a registration rights agreement with respect to the Notes (the “Registration Rights Agreement”). The Co-Issuers and the Guarantors agreed under the Registration Rights Agreement to use commercially reasonable efforts to (i) file a registration statement on an appropriate registration form with respect to a registered offer to exchange each series of the Notes for new notes, with terms substantially identical in all material respects to such series of Notes and (ii) cause the registration statement to be declared effective under the Securities Act.

If the exchange offer is not completed on or before July 13, 2018, the Co-Issuers and the Guarantors will use commercially reasonable efforts to file and to have declared effective a shelf registration statement relating to resales of the Notes and keep such shelf registration statement effective until the date that the Notes cease to be Transfer Restricted Securities (as defined in the Registration Rights Agreement).

If the Co-Issuers and the Guarantors fail to satisfy this obligation with respect to a series of the Notes (a “registration default”) under the Registration Rights Agreement, then additional interest will accrue on the principal amount of the Notes of such series at an annual rate of 0.25%. The annual interest rate on such series of the Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum of 1.00%. The additional interest will accrue to and including the date such registration default ends, at which time the interest rate on the applicable series of Notes will revert to the original level. A registration default ends with respect to any Notes when such Notes cease to be Transfer Restricted Securities.

If the Co-Issuers are required to pay additional interest due to a registration default, the Co-Issuers will pay such additional interest to the holders of the Notes in cash on the same dates that the Co-Issuers make other interest payments on the Notes, until the applicable registration default is cured.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement. A copy of the Registration Rights Agreement is attached as Exhibit 4.2 to this Current Report on Form 8-K, and is incorporated by reference herein.

Credit Agreement Amendment

On January 19, 2017, Broadcom Cayman Finance Limited and BC Luxembourg S.à r.l., as borrowers (together, the “Borrowers”), and Avago Technologies Cayman Holdings Ltd., as holdings (“Holdings”), entered into a third amendment (the “Amendment”) to the Credit Agreement, dated as of February 1, 2016, by and among Holdings, the Borrowers, Bank of America, N.A., as the administrative agent and collateral agent, and the group of lenders party thereto (as amended prior to January 19, 2017, including pursuant to the First Incremental Term A Facility Amendment, dated as of April 26, 2016, the Second Incremental Term A Facility Amendment, dated as of August 2, 2016, the First Amendment, dated as of August 2, 2016 and, the “Credit Agreement”). The Amendment provides for, among other things, the automatic release of the guarantees under the 2016 Credit Agreement, except those provided by Broadcom Corporation and those to be provided by the Company and Broadcom Cayman L.P., upon (x) the achievement of specified investment grade ratings, which ratings were issued on December 22, 2016, and (y) the repayment of all of the outstanding Term B-3 Loans (as defined in the 2016 Credit Agreement) (the conditions in clauses (x) and (y), together with the absence of certain defaults, the “Credit Agreement Conditions”), which were repaid, together with all of the outstanding Term A Loans (as defined in the 2016 Credit Agreement), with the proceeds of the offering Notes on January 19, 2017. The 2016 Credit Agreement already provides that the collateral securing the loans thereunder will be automatically released upon the satisfaction of the Credit Agreement Conditions. As a result of the foregoing, the obligations under the 2016 Credit Agreement are unsecured and are the obligations solely of the Co-Issuers and the Guarantors.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment. A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information disclosed above under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.

4.1	Indenture, dated as of January 19, 2017, by and among the Co-Issuers, the Guarantors and Wilmington Trust, National Association, as trustee.

4.2	Form of 2.375% Senior Note due 2020 (included in Exhibit 4.1)

4.3	Form of 3.000% Senior Note due 2022 (included in Exhibit 4.1)

4.4	Form of 3.625% Senior Note due 2024 (included in Exhibit 4.1)

4.5	Form of 3.875% Senior Note due 2027 (included in Exhibit 4.1)

4.6	Registration Rights Agreement, dated as of January 19, 2017, by and among the Co-Issuers, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several initial purchasers of the Notes.

10.1	Third Amendment, dated as of January 19, 2017, to the Credit Agreement among Avago Technologies Cayman Holdings Ltd., Broadcom Cayman Finance Limited, BC Luxembourg S.à r.l., Bank of America, N.A., as administrative agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Limited

Date: January 20, 2017	By:	/s/ Thomas H. Krause, Jr.
Thomas H. Krause, Jr.
Chief Financial Officer

Broadcom Cayman L.P., by its general partner Broadcom Limited

	By:	/s/ Thomas H. Krause, Jr.
Thomas H. Krause, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

4.1	Indenture, dated as of January 19, 2017, by and among the Co-Issuers, the Guarantors and Wilmington Trust, National Association, as trustee.

4.2	Form of 2.375% Senior Note due 2020 (included in Exhibit 4.1)

4.3	Form of 3.000% Senior Note due 2022 (included in Exhibit 4.1)

4.4	Form of 3.625% Senior Note due 2024 (included in Exhibit 4.1)

4.5	Form of 3.875% Senior Note due 2027 (included in Exhibit 4.1)

4.6	Registration Rights Agreement, dated as of January 19, 2017, by and among the Co-Issuers, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several initial purchasers of the Notes.

10.1	Third Amendment, dated as of January 19, 2017, to the Credit Agreement among Avago Technologies Cayman Holdings Ltd., Broadcom Cayman Finance Limited, BC Luxembourg S.à r.l., Bank of America, N.A., as administrative agent, and the lenders party thereto.